EXHIBIT 16.1


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read the section entitled "Experts" in the Registration Statement on Form S-1 of SMTC Corporation (formerly Hi-Tech Manufacturing, Inc., subsequently HTM Holdings, Inc.) to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein regarding
PricewaterhouseCoopers LLP.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Broomfield, Colorado
March 22, 2000